China Bio-Energy Corp.

Unaudited Pro forma Consolidated Financial Statements

December 31, 2010

(Stated in US Dollars)

China Bio-Energy Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders
China Bio-Energy Corp.

We have examined the pro forma adjustments reflecting the transactions described in Note 2 and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated balance sheet of China Bio-Energy Corp. as of December 31, 2010, and the pro forma consolidated statement of income for the fiscal year then ended. The historical consolidated financial statements are derived from the historical financial statements of China Bio-Energy Corp. and Ding Neng Holdings Limited, which were reviewed by us.  Such pro forma adjustments are based on management’s assumptions described in Note 3. The Company’s management is responsible for the pro forma financial information. Our responsibility is to express an opinion on the pro forma financial information based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transactions occurred at an earlier date. However, the pro forma consolidated financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transactions actually occurred earlier.

In our opinion, management’s assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in Note 2, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated balance sheet as of December 31, 2010, and the pro forma consolidated statement of income for the fiscal year then ended.

San Mateo, California	Samuel H. Wong & Co., LLP
October 3, 2011	Certified Public Accountants

China Bio-Energy Corp.
Unaudited Pro forma Combined Income Statement
For the Fiscal Year Ended December 31, 2010

	As Reported	As Reported			Pro forma
	Ding Neng Holdings	China Bio-Energy	Adjustments	Note	Combined
Revenue	$34,069,805	$-	$-		$34,069,805
Cost of Revenue	24,445,742	-	-		24,445,742
Gross profit	9,624,063	-	-		9,624,063

Selling expenses	581,660	-	-		581,660
General and administrative expenses	2,112,225	-	-		2,112,225
Total operating expenses	2,693,885	-	-		2,693,885

Operating income	6,930,178	-	-		6,930,178

Other income/(expenses)
Other expenses	(30)	-	-		(30)
Interest income	8,746	-	-		8,746
Interest expenses	(11,741)	-	-		(11,741)
Impairment loss	(443,027)	-	-		(443,027)
Total other income/(expenses)	(446,052)	-	-		(446,052)

Income before income taxes	6,484,126	-	-		6,484,126

Provisions for income tax	811,086	-	-		811,086

Net Income	$5,673,040	$-	$-		$5,673,040

Basic net income per common share	N/A	N/A	N/A		$0.21
Diluted net income per common share	N/A	N/A	N/A		$0.21
Basic weighted average common shares outstanding	N/A	27,312,515	N/A		27,312,515
Diluted weighted average common shares outstanding	N/A	27,312,515	N/A		27,312,515

See Accompanying Notes to Pro forma Financial Information

China Bio-Energy Corp.
Unaudited Pro forma Combined Balance Sheet
As of December 31, 2010

	As Reported	As Reported			Pro forma
	Ding Neng Holdings	China Bio-Energy	Adjustments	Note	Combined
Assets
Current Assets
Cash and cash equivalents	$2,253,976	$-	$-		$2,253,976
Restricted cash	259,228	-	-		259,228
Accounts receivables, net	1,454,614	-	-		1,454,614
Inventory	1,131,229	-	-		1,131,229
Prepaid expenses and taxes	525,843	-	-		525,843
Total current assets	5,624,890	-	-		5,624,890

Non-current Assets
Plant and equipment, net	3,147,022	-	-		3,147,022
Intangible assets, net	3,236,591	-	-		3,236,591
Deposits	266,266	-	-		266,266
Total non-current assets	6,649,879	-	-		6,649,879

Total Assets	12,274,769	-	-		12,274,769

Liabilities and Stockholders’ Equity

Liabilities
Current liabilities
Bank loans	453,734	-	-		453,734
Accounts payable and accruals	390,240	-	-		390,240
Taxes payable	9,261	-	-		9,261
Total current liabilities	853,235	-	-		853,235

Non-current liabilities
Related party payable	1,678,877	-	-		1,678,877
Total non-current liabilities	1,678,877	-	-		1,678,877

Total liabilities	2,532,112	-	-		2,532,112

Stockholders’ Equity
Common Stock	958,339	-	(931,026)	4	27,313
Additional paid in capital	-	-	931,026	4	931,026
Statutory reserves	898,271	-	-		898,271
Retained earnings	7,592,577	-	-		7,592,577
Accumulated other comprehensive income	293,470	-	-		293,470
Total shareholders’ equity	9,742,657	-	-		9,742,657

Total Liabilities and Stockholders’ Equity	$12,274,769	$-	$-		$12,274,769

See Accompanying Notes to Pro forma Financial Information

China Bio-Energy Corp.
Notes to the Unaudited Pro forma Combined Financial Information
As of December 31, 2010

Note 1.	Organization and Description of Business

1)
China Bio-Energy Corp. (the “Company”) formerly known as China INSOnline Corp. was incorporated on December 23, 1988 as a Delaware corporation. It became a shell company in June 2010 as a result of winding down all operations.

2)
The consolidated financial statements of Ding Neng Holdings Limited (“Ding Neng Holdings”) consisted all the accounts of a) Ding Neng Holdings, b) Ding Neng Bio-Technology Co., Limited (“Ding Neng HK”), c) Zhangzhou Fuhua Biomass Energy Technology Co., Ltd. (“WFOE”), and d) Fujian Zhangzhou Ding Neng Bio-Technology Ltd. (“Ding Neng Zhangzhou”).

a)	Ding Neng Holdings is an investment holding company that was incorporated under the laws of British Virgin Islands (“BVI”) on October 20, 2010.

b)
Ding Neng HK was incorporated under the laws of Hong Kong on September 10, 2010. Ding Neng HK does not have any operations. Its sole purpose is to act as an intermediary holding company. Ding Neng HK is wholly-owned by Ding Neng Holdings.

c)	On November 2, 2010, under the laws of the People’s Republic of China (“PRC”), WOFE was incorporated as a wholly-foreign owned entity. WOFE is wholly-owned by Ding Neng HK.

WOFE does not conduct operations. All operations are conducted through the operating entity Ding Neng Bio-tech via a variable interest entity agreement.

d)
Ding Neng Zhangzhou engages in the production, refinement and distribution of bio-diesel fuel in Southern China. Ding Neng Bio-tech operates a biodiesel manufacturing facility in Zhangzhou city. Currently the raw materials used in Ding Neng Bio-tech’s production of biodiesel are refined animal fats and crude and refined vegetable oils.

Note 2.	Proposed Transactions

The Company will enter into reverse merger transaction via a share exchange agreement with Ding Neng Holdings.  Under the terms of the share exchange agreement, the Company will issue an aggregate of 25,875,000 shares of common stock to the shareholders of Ding Neng Holdings for 100% of the outstanding stock of Ding Neng Holdings.

In these pro-forma consolidated financial statements, the Company has accounted for the shares exchange transaction between itself and Ding Neng Holdings as a recapitalization of Ding Neng Holdings where the Company (the legal acquirer) is considered the accounting acquiree and Ding Neng Holdings (the legal acquiree) is considered the accounting acquirer.  Accordingly, the financial data included in the accompanying consolidated financial statements is that of the accounting acquirer Ding Neng Holdings. The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented. Any assets or liabilities of the Company prior to the share exchange transaction were immaterial.  The Company is deemed to be a continuation of the business of Ding Neng Holdings.

China Bio-Energy Corp.
Notes to the Unaudited Pro forma Combined Financial Information
As of December 31, 2010

Note 3.	Preparation of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has a twelve months period end of December 31, 2010.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company’s system of internal accounting control is designed to assure, among other items that (1) recorded transactions are valid; (2) valid transactions are recorded; and (3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Note 4.	Adjusting Journal Entries to Pro forma Financial Information for December 31, 2010.

AJE #	Account Name	Dr.	Cr.
1	Common Stock	931,026
	Additional Paid-in Capital		931,026

Narration:	To recapitalize the shareholders’ ownership accounts in the effort to reflect the equity structure upon the completion of reverse merger.